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                                                                   Exhibit 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch International Equity Fund:

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 33-44917 of our report dated July 16, 1998 appearing in the annual report to shareholders of the Merrill Lynch International Equity Fund for the year ended May 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Princeton, New Jersey
August 28, 1998